AMENDMENT TO AGREEMENT
                          ----------------------


     This AMENDMENT TO AGREEMENT is made by and between MCI International, Inc. ("MCI") and COMSAT Corporation ("COMSAT").

     WHEREAS, on January 24, 1994, MCI and COMSAT entered into an Agreement for the provision of telecommunications services (the "1994 Agreement"); and

     WHEREAS,   the  1994   Agreement   was   submitted   to  the   Federal
Communications   Commission   ("FCC")   pursuant  to  Section  211  of  the
Communications Act; and

     WHEREAS, the 1994 Agreement was amended as of July 1, 1995, and that amendment was also submitted to the FCC; and

     WHEREAS, the Parties have again decided to amend the 1994 Agreement in order to facilitate COMSAT's provision of additional telecommunications services to MCI;

     NOW, THEREFORE, in consideration of and in reliance upon the mutual promises set forth below, the Parties hereby amend the 1994 Agreement as follows;

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     1.   Article III of the Agreement, entitled "Base and Additional
Circuits," is revised by adding the following Paragraphs:

          H. In addition to the Digital Bearer Circuits described in Paragraphs A, B, C and G of this Article, COMSAT hereby agrees to provide, and MCI commits and agrees to lease from COMSAT, an additional 690 64-Kbps equivalent IDR Growth Circuits, provided, however that MCI may use New IBS Circuits rather than IDR circuits to meet up to 52% (i.e., 360 circuits) of this commitment. The lease term for each of these 690 circuits shall commence as of August 1, 1996 and shall run for a period of ten (10) years. The rates, terms and conditions for IDR circuits shall be as specified in Article IV and Attachments B and C, as amended herein, and for New IBS circuits shall be as specified in COMSAT FCC Tariff No. 1 except as specifically modified by this Agreement.

          I. The Parties agree that, for those circuits described in Paragraph H of this Article that may be activated as either IDR or New IBS circuits (i.e., up to 360 of the total of 690 circuits), MCI shall also have the flexibility to exchange a New IBS circuit for an IDR circuit of equivalent carrier size, and vice versa, at any time

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     during the 10-year lease term, at the rates applicable for the type of circuit being utilized. "Equivalent carrier size" means that the carrier(s) taken down must have the same 64 Kbps circuit capacity as the carrier(s) designated as replacements.

     2. Article IV of the Agreement, entitled "Rates for Base and Additional Circuits," is revised by adding the following Paragraph F:

          F. COMSAT's rates for Base and Additional Circuits shall be reduced as of July 1, 1996, to the levels that were specified in Attachments A, B, C, and D and were to take effect on January 1, 1997.

     3. Article V of the Agreement, entitled "First Bulk Offering," is revised by adding the following Paragraph L:

          L. Consistent with Paragraph H of this Article, the Parties hereby agree that COMSAT shall provide, and that MCI shall place on the INTELSAT system via COMSAT, Digital Bearer Growth Circuits equivalent to an additional 10,000 Circuit Months during the period from August 1, 1996 through December 31, 1997, and an additional 5,000 Circuits during the period from January 1, 1998 through December 31, 1998;

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     provided,  however,  that for purposes of this Paragraph only, MCI may use New IBS circuits rather than IDR circuits to meet up to 25% of its total Circuit Month commitment. The Parties also affirm that COMSAT shall provide these 15,000 Circuit Months to MCI on a take-or-pay basis at the rate of $590 per month for each 64 Kbps equivalent circuit (multiplied by the applicable rate adjustment factor, if any, as specified in Attachment B hereto for IDR and as implied by the rates in Tariff F.C.C. No. 1 for New IBS). For accounting purposes, unless otherwise instructed by MCI, COMSAT will attribute Circuit Months ordered by MCI first to the offering made available under this Paragraph and then to the offering made available under Paragraphs A through G of this Article in the original 1994 Agreement.

          M. COMSAT's rates for the Circuit Months made available under Paragraphs A through G of this Article shall be reduced as of July 1, 1996, to the levels that otherwise would have been applicable as of January 1, 1997 pursuant to the ratesetting mechanism set forth in Paragraph D and Attachment D in the original 1994 Agreement.

     4. Article VI of the Agreement, entitled "Second Bulk Offering," is revised by adding the following new paragraphs:

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          M. Consistent with the provisions of paragraph L of this Article,
     COMSAT agrees to provide to MCI, and MCI agrees to lease from COMSAT, four contiguous segments of bandwidth in a high-power (minimum 29.0 dBW at beam edge) global beam transponder on the INTELSAT satellite at the 359 degree orbital location. This allotment shall initially be in transponder 37/37. The first segment in this allotment shall be for 6 MHz and was activated on July 14, 1996 for a one-year lease term. The rate per month for this segment shall be $34,225 for the U.S. half. If MCI renews this segment for a succeeding one-year term, the rate per month shall be $51,337.50 for the U.S. half. The other three segments in this allotment shall be activated by October 27, 1997 for five-year lease terms and shall be for 3 MHz, 9 MHz and 18 MHz respectively. During the first twelve months of service, the applicable monthly rates for the U.S. half of these segments shall be $14,205 for 3 MHz, $42,595 for 9 MHz, and $71,175 for 18 MHz. For the remaining 48 months of service, the applicable monthly rates for the U.S. half of these segments shall be $21,307.50 for 3 MHz, $63,892.50 for 9 MHz, and $106,762.50 for 18 MHz. If MCI elects to have COMSAT self-match any portion of this capacity, the above rates shall be doubled for such self-matched portion.

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          N. Consistent with the provisions of paragraph L of this Article,
     COMSAT also agrees to provide to MCI, and MCI agrees to lease from COMSAT, two contiguous segments of bandwidth in a high-power (minimum
     29.0 dBW at beam edge) global beam transponder at the 307 degrees orbital location. This allotment shall initially be in transponder 37/37. The first segment in this allotment shall be for 9 MHz and the second segment shall be for 3 MHz. The lease term for both segments of this allotment shall be ten years; the start dates for both segments shall be no later than August 1, 1997; and the monthly rates for the U.S. half of this allotment shall be $56,650 for the 9 MHz segment and $18,900 for the 3 MHz segment. If MCI elects to have COMSAT self-match any portion of this capacity, the above rates shall be doubled for such self-matched portion.

          O. Subject to the availability of capacity, MCI may incrementally activate portions (that are 9 MHz in bandwidth or smaller) of the allotments described in paragraphs M and N of this Article at COMSAT's applicable tariffed VSAT rates prior to the stated start dates.

          P. The penalty for early termination of the allotments described in paragraphs M and N of this Article (or any segment of those allotments) shall be full payment for one-year leases; full payment for the first three years of service plus 75% of the balance due for five-year leases; and full payment

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     for the first  five  years plus 75% of the  balance  due for  ten-year leases.

          Q. The allotments described in paragraphs M and N of this Article shall be non-preemptible. In case of space segment failure, an attempt shall be made in accordance with the procedures set forth in the INTELSAT Contingency Plans, as may be amended from time to time, to restore these allotments. These allotments may be used for any type of U.S. traffic, provided, however, that: (1) INTELSAT's lease parameter definitions, as set forth in the IESS and SSOG documents that COMSAT routinely provides to MCI, shall apply to the use of these allotments;
     (2) COMSAT and INTELSAT must approve transmission plans for each circuit located in the allotments in advance of circuit activation; and (3) these allotments may not absorb any other traffic commitments that MCI has with COMSAT.

          R. The Parties recognize that, during the lease term of the allotments described in paragraphs M and N of this Article, the particular satellites on which service will initially be provided may be replaced by other INTELSAT satellites. In that case, COMSAT may substitute other high-power (minimum 29.0 dBW at beam edge)

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     transponders of the same  connectivity,  or, upon mutual  agreement of
     the  Parties,   a  transponder  of  different   connectivity   may  be
     substituted for the replaced transponder under the same terms and conditions. If high-power transponder(s) are not available, other
     transponder   capacity   may   be   substituted   for   the   replaced
     transponder(s) under rates, terms and conditions to be mutually agreed upon by the Parties.

          S. The Parties agree that the rates and other terms and conditions specified in paragraphs M, N, O, P, Q and R of this Article shall supersede any conflicting provisions in COMSAT World Systems Tariff F.C.C. No. 1. All other terms and conditions for the circuits contained in the allotments described in paragraphs M and N of this Article shall be the same as those specified in COMSAT World Systems Tariff F.C.C. No. 1 as of the effective date of this Agreement, and those tariff provisions are hereby incorporated into this Agreement.

     5. Article VIII of the Agreement, entitled "Most Favored Carrier" is revised by adding the following Paragraph E:

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          E. To the extent permitted by law, COMSAT agrees that, during the term of this Agreement, it will offer MCI rates, terms and conditions for the bulk capacity made available pursuant to Paragraphs M and N of
     Article VI of this Agreement (i.e., a high-power global beam allotment at 359 degrees consisting of four contiguous segments of bandwidth comprising 6 MHz, 3 MHz, 9 MHz and 18 MHz respectively, and a high-power  global  beam  allotment  at  307°E  consisting  of two
     contiguous   segments  of  bandwidth   comprising  9  MHz  and  3  MHz
     respectively) that are no less favorable than the rates, terms and conditions it makes available to any other USISC for such bulk capacity. In the event that, during the term of this Agreement, COMSAT makes available to another USISC rates, terms and conditions for bulk capacity of the type made available pursuant to Paragraphs M and N of
     Article VI of this Agreement that are more favorable than those applicable under this Agreement, then such more favorable rates, terms and conditions shall be offered to MCI in writing and, if accepted by
     MCI  in  writing,  shall  be  automatically   incorporated  into  this
     Agreement as an amendment thereto, and shall be effective as of the date made available to such other USISC.

     6. All other provisions of the 1994 Agreement shall be interpreted in a manner consistent with this Amendment, but

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otherwise shall remain  unchanged and shall continue to have full force and effect.

     7. This Amendment to Agreement shall become effective upon execution by authorized representatives of both Parties, and shall be submitted to the FCC pursuant to Section 211 of the Communications Act.

     IN WITNESS WHEREOF, each of the Parties hereto has executed this Amendment to Agreement.

MCI INTERNATIONAL, INC.               COMSAT CORPORATION



By: /s/ Anthony Cirieco               By: /s/ Robert S. Twining
    -----------------------------         ----------------------------------

                                             Vice President, Sales,
Title: Executive Director Finance     Title: Marketing and Business Planning
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Date: 9/17/96                         Date: September 16, 1996
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